UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 14, 2008
BMP SUNSTONE CORPORATION

(Exact name of registrant specified in its charter)

Delaware	000-51409	20-0434726

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 W. Germantown Pike, Suite 400,
Plymouth Meeting, Pennsylvania	19462

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone, including area code:    (610) 940-1675
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 — Other Events.
     On April 14, 2008, BMP Sunstone Corporation (the “Company”) announced by press release (the “Press Release”) that it had filed on April 14, 2008 a Form 8-K/A disclosing audited financial information for Hong Kong Fly International Health Care Limited (“Hong Kong Health Care”) as of December 31, 2007 and December 31, 2006 and unaudited combined pro forma financial information for the Company and Hong Kong Health Care for the year ended December 31, 2007. The information contained in the press release, which is attached to this report as Exhibit 99.1, is incorporated by reference herein.
     The Press Release contains certain financial measures that are considered “non-GAAP financial measures” as defined in the SEC rules. A “non-GAAP financial measure” is defined as a numerical measure of a company’s financial performance, financial position or cash flows that excludes (or includes) amounts that are included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP in the Company’s financial statements. Management does not intend the presentation of non-GAAP financial measures to be considered in isolation or as a substitute for results prepared in accordance with GAAP. Management believes that adjusted EBITDA, a non-GAAP financial measure, is a worthwhile indicator of the Company’s financial performance. Due to the Company’s recent acquisition and debt financing, the Company incurs significant non-cash charges for depreciation, amortization and stock compensation expense that may not reflect the Company’s operating performance and ability to generate cash flow from operations. The Company has provided a reconciliation of adjusted EBITDA to net income in a table included in the Press Release which is attached as Exhibit 99.1 to this Report.
     The information contained in Item 2.02 of this Report and in Exhibit 99.1 to this Report shall not be deemed “filed” with the Commission for purposes of Section 18 of the Exchange Act of 1934, as amended, or otherwise subject to the liability of that section.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit Number	Description of Exhibit

99.1	Press Release, dated April 14, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BMP SUNSTONE CORPORATION
Date: April 21, 2008	By:	/s/ Fred M. Powell
		Name:	Fred M. Powell
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

99.1	Press Release, dated April 14, 2008.